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                         SNYDER, CAMP, STEWART & CO., LLP
                           CERTIFIED PUBLIC ACCOUNTANTS

                             3850 HOLCOMB BRIDGE ROAD
                                    SUITE 210
                              NORCROSS, GEORGIA 30092




                                                                    Exhibit 23



                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-39034) pertaining to the HBO & Company Profit Sharing and Savings Plan of our report dated May 27, 1998, with respect to the financial statements and schedules of the HBO & Company Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

                                        /s/ SNYDER, CAMP, STEWART & CO., LLP
                                        --------------------------------------
                                        SNYDER, CAMP, STEWART & CO., LLP

Atlanta, Georgia
June 24, 1998